EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated February 23, 1997 accompanying the consolidated financial statements of Henley Healthcare, Inc. (the "Registrant") and Subsidiary appearing in its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1996 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Goldstein Golub Kessler & Company, P.C.

GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
January 29, 1998